Exhibit 10.1

ADVISORY SERVICES AGREEMENT

This ADVISORY SERVICES AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2024 (the “Effective Date”), by and between SURF AIR MOBILITY INC., a Delaware corporation (together with its affiliates, the “Company”), and PROXIMA CENTAURI LLC (the “Advisor”).

1.
Services. The Advisor’s services to the Company hereunder shall consist of having David Anderman (and no other party) provide general advisory services agreed upon by the Advisor and the Company from time to time, and references to Advisor in this Agreement shall be deemed to be references to David Anderman. The Advisor will report directly to the Chairman of the Board of Directors of the Company (the “Board”) or a committee of the Board. The Advisor agrees and consents to the Advisor and/or David Anderman being listed as an advisor to the Company in any marketing or investor materials prepared in connection with any marketing initiatives, which listing may include the Advisor's name and biographical information provided by the Advisor for such purpose (the “Advisory Services”).
2.
Compensation.
2.1
Monthly Fee. In consideration of the Advisory Services, the Company shall pay to Advisor a fee of $20,000 per month for each calendar month of Services performed by Advisor, such compensation commencing on the Effective Date. During the Term, Advisor shall not be entitled to any additional compensation (beyond that set forth in this Agreement) for Advisor’s service in any other position(s) Advisor may hold from time to time with the Company or any of its Affiliates.
2.2
Equity.
(a)
As additional compensation for the Advisory Services, the Company shall issue warrants to purchase up to 142,857 shares of Common Stock, upon the terms and conditions set forth in the Warrant Agreement of even date herewith and attached hereto as Exhibit A.
(b)
For the avoidance of doubt, the equity grants listed on Exhibit B, which were previously granted to Advisor pursuant to (i) the Advisory Services Agreement dated November 1, 2022 (the “Prior Advisory Agreement”), or (ii) during the term of Advisor’s employment at the Company, will remain in effect, subject to and in accordance with the vesting schedule and milestones set forth in such grants and as adjusted to reflect the Company’s 7:1 reverse stock split effective as of the close of business on August 16, 2024. For clarity, the RSUs scheduled to vest on June 19, 2024, pursuant to Advisor’s offer of employment dated June 12, 20231, vested 100% on such date, notwithstanding the termination of Advisor’s employment.
2.3
COBRA. The Company will pay or reimburse Advisor for Advisor’s premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), at the same or reasonably equivalent medical coverage for Advisor (and, if applicable, Advisor’s eligible dependents) as in effect during Advisor’s period of employment at Company, to the extent that Advisor elects such continued coverage; provided that the Company’s obligation to make any payment or reimbursement pursuant to this clause shall commence as of July 1, 2024, and shall cease with continuation coverage on December 15, 2025 (or, if earlier, shall cease upon the first to occur of Advisor’s death, the date Advisor becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active employees or the Company is otherwise under no obligation to offer COBRA continuation coverage to Advisor). To the extent Advisor

1 The parties acknowledge that due to a scrivner’s error the offer later was dated June 12, 2022, instead of the correct date of June 12, 2023.

elects COBRA coverage, Advisor shall notify the Company in writing of such election prior to such coverage taking effect and complete any other continuation coverage enrollment procedures the Company may then have in place. The Company’s obligations pursuant to this Section 2.2 are subject to the Company’s ability to comply with applicable law and provide such benefit without resulting in adverse tax consequences.
2.4
Expenses. The Company shall reimburse the Advisor for all preapproved reasonable travel and other out-of-pocket expenses incurred in connection with the rendering of any Advisory Services.
3.
Independent Contractor Relationship. The Advisor’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employee relationship. The Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. The Advisor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of the Advisor’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to the Advisor by filing Form 1099‑MISC with the Internal Revenue Service as required by law and/or make such other reports as deemed necessary or appropriate by the Company under applicable laws.
4.
Intellectual Property Rights.
4.1
Disclosure and Assignment of Intellectual Property.
(a)
Intellectual Property. “Intellectual Property” means any and all art, discoveries, improvements, developments, inventions (whether or not patentable) methods, processes, works of authorship and technologies and all related know-how, designs, trademarks, formulae, manufacturing techniques, trade secrets, ideas, artwork, software or other work, that the Advisor, solely or jointly with others, makes, conceives or reduces to practice within the scope of the Advisor’s work for the Company under this Agreement. The Advisor hereby assigns all right, title and interest of every kind and nature whatsoever in and to the Intellectual Property and the Intellectual Property shall be the sole and exclusive property of the Company. The Advisor shall disclose to the Company promptly after its conception all Intellectual Property.
(b)
Assistance. The Advisor agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit any patents, copyrights and other property rights in any and all countries, with respect to any Intellectual Property, and the Advisor agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement with respect thereto. If called upon to render assistance under this paragraph after the term of this Agreement, the Advisor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of the Company. In the event that the Company is unable for any reason to secure the Advisor’s signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Intellectual Property (including improvements, renewals, extensions, continuations, divisions or continuations-in-part thereof), after a written demand is made therefore upon the Advisor (which shall refer to the provisions of this paragraph), the Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Advisor’s agents and attorneys-in-fact to act for and in the Advisor’s behalf and instead of the Advisor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by the Advisor.
(c)
No Conflicting Obligation. The Advisor represents that Advisor’s compliance with the terms of this Agreement and provision of the Advisory Services hereunder will not violate any duty which the Advisor may have to any other person or entity (such as a present or former employer), and the Advisor agrees that the Advisor will not do anything in the performance of services hereunder that would violate any such duty. The Advisor has disclosed and, during the term of this Agreement, will disclose to the Chief Executive Officer of the Company any conflicts between this Agreement and any other agreements binding the Advisor.
4.2
Confidential Information.
(a)
Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all confidential and proprietary information of the Company including, without limitation, technical and non-technical information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of the Company, its suppliers and customers, and information of the Company concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to the Company or the Advisor in the course of the Company’s business.
(b)
Nondisclosure and Nonuse Obligations. The Advisor will use Confidential Information solely to perform the Advisory Services for the benefit of the Company and for no other purpose, and the Advisor will not disclose Confidential Information to any other person. The Advisor agrees that the Advisor shall treat all Confidential Information of the Company with the same degree of care as the Advisor accords to the Advisor’s own Confidential Information, and the Advisor represents that the Advisor exercises reasonable care to protect the Advisor’s own Confidential Information. The Advisor will immediately give notice to the Company of any unauthorized use or disclosure by or through him, or of which he becomes aware, of Confidential Information. The Advisor agrees to assist the Company in remedying any such unauthorized use or disclosure of Confidential Information.
(c)
Exclusions from Nondisclosure and Nonuse Obligations. The Advisor’s obligations under Section 4.2(b) with respect to any portion of Confidential Information shall not apply to any information that (i) was in the public domain at or subsequent to the time it was communicated to the Advisor by the Company or a Company-authorized person through no fault of the Advisor, (ii) was rightfully in the Advisor’s possession free of any obligation of confidence at or subsequent to the time it was communicated to the Advisor by the Company or a Company-authorized person, (iii) was developed by employees or agents of the Advisor independently of and without reference to any information communicated to the Advisor by the Company or a Company-authorized person, or (iv) is being disclosed by the Advisor in response to a valid order by a court or other governmental body, or otherwise as required by law.
(d)
Disclosure of Third Party Information. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.
4.3
Return of the Company’s Property. All materials (including, without limitation, documents, plans, drawings, models, sketches, designs and software programs) furnished to the

Advisor by the Company, whether delivered to the Advisor by the Company or made by the Advisor in the performance of services under this Agreement (“Company Property”) are the sole and exclusive property of the Company. The Advisor agrees to promptly deliver the original and any copies of Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, the Advisor agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of Company Property. The Advisor agrees to certify in writing that the Advisor has so returned or destroyed all such Company Property.
5.
Term and Termination.
5.1
Term; Termination. The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with this Section 5 (the “Term”). Advisor may terminate this Agreement upon 30 days prior written notice to the Company. On or after December 15, 2025, either party may terminate this Agreement upon at least thirty (30) days prior written notice, or such shorter period as the parties may agree (the “Termination Date”).
5.2
Survival. The rights and obligations contained in Sections 4, 5.3, 6 and 7 will survive any termination of this Agreement.
6.
Non-Solicitation. During the term of this Agreement, and for a period of one year following the Termination Date, the Advisor agrees not to, directly or indirectly, solicit or induce any employee, independent advisor, independent contractor or customer of the Company to terminate or breach any employment, contractual or other relationship with the Company.
7.
Miscellaneous.
7.1
Successors and Assigns. Due to the personal nature of the services to be rendered by the Advisor, the Advisor may not assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the Company. The Company may assign its rights and obligations under this Agreement, in whole or in part, without the consent of the Advisor. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.
7.2
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by e-mail upon confirmation of receipt by return e-mail; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth on the signature page hereto or such other address as either party may specify in writing.
7.3
Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California without reference to rules of conflicts of law.
7.4
Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
7.5
Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

7.6
Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior and contemporaneous oral or written agreements, including without limitation the Prior Advisory Agreement and that certain offer letter dated as of June 12, 2024, by and between the Company and Advisor, concerning such subject matter. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SURF AIR MOBILITY INC.

By: /s/ Deanna White

Deanna White, CEO

Address: 12111 Crenshaw Boulevard

Hawthorne, CA 90250 USA

ADVISOR:

PROXIMA CENTAURI, LLC

By: /s/ David Anderman

David Anderman, President

Address: 2019 Pacific Ave.

Venice, CA 90291

Exhibit 10.1

Exhibit A

Warrant Agreement

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

SURF AIR MOBILITY INC.

Warrant Shares: 142,857

Date of Issuance: December 16, 2024 (“Issuance Date”)

This COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Proxima Centauri, LLC, a California limited liability company (“Advisor”), the registered holder hereof or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time or from time to time after the Issuance Date, but not after the Expiration Date (as defined below), to purchase from Surf Air Mobility Inc., a Delaware corporation (the “Company”), up to 142,857 shares of Common Stock (as defined below) (the “Warrant Shares”) (as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price (as defined below) per share then in effect. This Warrant is being issued in connection with that certain Advisory Services Agreement dated as of December 16, 2024 (the “Advisory Services Agreement”), by and between the Company and Advisor.

(a)
EXERCISE OF WARRANT.

a.
Vesting of Stock Performance-Based Warrant Shares. Subject to the terms and conditions of this Warrant, 71,427 of the Warrant Shares (the “Stock Performance-Based Warrant Shares”), shall vest and become exercisable as follows: (i) forty percent (40%) of the Stock Performance-Based Warrant Shares (28,571 Warrant Shares as of the Issuance Date) shall vest immediately; and (ii) the balance of the Stock Performance-Based Warrant Shares will vest based on the volume weighted average price of one share of Common Stock traded on the Principal Market (as defined below) for a twenty (20) consecutive Trading Day period (“VWAP”), as follows: (A) twenty percent (20%) of the Stock Performance-Based Warrant Shares (14,286 Warrant Shares as of the Issuance Date) shall vest when the VWAP equals or exceeds $17.50; (B) twenty percent (20%) of the Stock Performance-Based Warrant Shares (14,285 Warrant Shares as of the Issuance Date) shall vest when the VWAP equals or exceeds $35.00; and (C) twenty percent

(20%) of the Stock Performance-Based Warrant Shares (14,285 Warrant Shares as of the Issuance Date) shall vest when the VWAP equals or exceeds $52.50. All of the Stock Performance-Based Warrant Shares that shall not have vested and become exercisable as of or prior to the termination of the Advisory Services Agreement for any reason pursuant to its terms shall immediately and without any further action on the part of the Company or the Holder terminate and be forfeited by the Holder as of the date of such termination.

b.
Vesting of Performance Milestone-Based Warrant Shares. Subject to the terms and conditions of this Warrant, 71,430 of the Warrant Shares (the “Performance Milestone-Based Warrant Shares”), shall vest and become exercisable in five separate tranches of 10 percent (10%) each of the Warrant Shares (14,286 Warrant Shares as of the Issuance Date), based on the achievement of five separate performance-based milestones set forth on Schedule 1 attached hereto (collectively, the “Performance Milestones”). The Chief Executive Officer and Board of Directors (or a committee thereof) of the Company shall determine, in good faith, if and when each Performance Milestone is accomplished, and the Company shall promptly, and in any event within thirty (30) days, following the accomplishment of each Performance Milestone, deliver to the Holder a written notice confirming the same. All of the Performance Milestone-Based Warrant Shares that shall not have vested and become exercisable as of or prior to the termination of the Advisory Services Agreement for any reason pursuant to its terms shall immediately and without any further action on the part of the Company or the Holder terminate and be forfeited by the Holder as of the date of such termination.

c.
Acceleration of Vesting. In the event that a Change of Control Transaction (as defined below) shall occur, then, in each case, all of the Warrant Shares (other than any Warrant Shares that have been forfeited pursuant to Sections 1(a) and (b) above) shall automatically be vested and become exercisable.

d.
Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times prior to the Expiration Date for the number of Warrant Shares that are vested by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effectuate an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the fifth (5th) Trading Day (the “Warrant Share Delivery Date”) following the date on which the Company shall have received the Exercise Notice, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of vested Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds (or by cashless exercise as provided below, in which case there shall be no Aggregate Exercise Price provided), the Company shall transmit electronically an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), and, further, shall (x) if the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, to any designee of the Holder to whom the Holder is permitted to transfer this Warrant, or any agent thereof, in each case to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or such designee (as indicated in the applicable Exercise Notice), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Upon receipt by the Company of the Exercise Delivery Documents, the Holder shall be deemed for all purposes to have become the holder of record of the vested Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall, upon the request of the Holder, as soon as practicable and in no event later than five (5) Business Days after such request and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been exercised.

e.
Cashless Exercise. If the Market Price (as herein defined) of one share of Common Stock is greater than the Exercise Price, then Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash payment for the Exercise Price, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares that the Holder elects to purchase under this Warrant (as adjusted to the date of such calculation).

A = the Market Price (at the date of such calculation).

B = Exercise Price (as adjusted to the date of such calculation).

f.
No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(b)
ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

a.
Stock Dividends and Splits. If the Company, at any time on or after the date hereof while this Warrant remains outstanding, (i) pays a stock dividend on its then outstanding shares of Common Stock or otherwise makes a distribution on its Common Stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

b.
Distribution of Assets. If the Company shall declare or make any dividend (other than in connection with a stock split, stock dividend or otherwise as contemplated in Section 2(a)) or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), on or after the date hereof while this Warrant remains outstanding, then, in each such case the Exercise Price shall be decreased, effective immediately after the record or other distribution date of such Distribution, by the amount of cash and/or fair market value (as determined in good faith by the Company’s Board of Directors of any securities or assets paid or distributed on each share of Common Stock in respect of such Distribution.

c.
Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(b), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

d.
Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100thof a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(c)
CHANGE OF CONTROL TRANSACTIONS. If, at any time while this Warrant is outstanding, the Company effects any Change of Control Transaction (as defined below), then,

upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Change of Control Transaction, the number of shares of Common Stock or other capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and/or any additional consideration or alternate consideration (collectively, the “Alternate Consideration”) receivable upon or as a result of such Change of Control Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Change of Control Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Change of Control Transaction, and the Company, in its sole discretion, shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control Transaction, then the Holder shall, to the extent practical, be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Change of Control Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Change of Control Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

(d)
NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, the number of shares of Common Stock issuable under the Warrant to provide for the exercise of the rights represented by this Warrant.

(e)
HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(f)
REISSUANCE.

a.
Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

b.
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

(g)
TRANSFER.

a.
Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 7(b), (i) this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit C duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer, and (ii) the Warrant Shares shall be freely transferable, in whole or in part, at any time. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer whether of this Warrant or in connection with the issuance of any Warrant Shares, whether certificated or uncertificated, in any name other than that of the Holder, and in such case the Company shall not be required to issue such shares or deliver any stock certificate representing such shares, if applicable, until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due. With respect to the Warrant, upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b.
Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, or at the time of the transfer of any Warrant Shares, the transfer of this Warrant or such Warrant Shares, as applicable, shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act.

c.
Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 8(a)): (i) following any sale of such Warrant Shares pursuant to Rule 144, (ii) if such Warrant Shares are eligible for sale under Rule 144, after a one year aggregate holding period commencing on the date hereof has passed, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If the Warrant Shares contain a legend, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder at the time such legend is no longer required. The Company also agrees that following such time as such legend is no longer required under this Section 7(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted where possible by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with DTC as directed by the Holder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Market as in effect on the date of delivery of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend.

(h)
COMPLIANCE WITH THE SECURITIES ACT.

a.
Agreement to Comply with the Securities Act; Legends. Subject to Section 7(c), the Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to Section 7(c), this Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any legends required by any stockholders’ agreement, proxy or applicable law):

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR

FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL OR (III) SUCH SECURITIES ARE SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT.”

b.
Representations of the Holder. In connection with the issuance of this Warrant, the Holder represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

i.
The original Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By accepting this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Warrant Shares.

ii.
The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

iii.
The Holder has been given an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Warrant and Warrant Shares with the Company’s management. The Holder understands that the aforementioned, as well as any written information delivered by the Company to the Holder, was intended to describe the aspects of the Company’s business which it believes to be material.

(i)
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the issuance of the Warrant, the Company represents, as of the date hereof, to the Holder as follows:

a.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

b.
The Company has the requisite power and authority to enter into and deliver this Warrant, perform its obligations herein, and consummate the transactions contemplated hereby. The Company has taken all necessary corporate action to authorize this Warrant. The Company has duly executed and delivered this Warrant, and this Warrant is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.
Neither the Company’s execution of this Warrant nor the consummation of the transactions contemplated by this Warrant will (i) violate any provision of the Company’s certificate of incorporation or bylaws; (ii) violate any agreement to which the Company is a party; (iii) require any authorization, consent or approval of, exemption, or other action by, or notice to, any party; or (iv) violate any law or order to which the Company is subject.

d.
There is no claim, litigation, investigation, arbitration, or other proceeding against the Company outstanding or, to the knowledge of the Company, threatened, which, if adversely determined, could reasonably be expected to have a material and adverse effect on the ability of the Company to perform its obligations under this Warrant.

(j)
NOTICES. The Company will give notice to the Holder promptly upon each adjustment of the Exercise Price and the number of Warrant Shares and upon a Change of Control Transaction. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below:

If to the Company:

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

Attention: General Counsel

Email: legalnotices@surfair.com

If to a Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company.

(k)
AMENDMENT AND WAIVER. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(l)
SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(m)
GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts in the State of Delaware or the United States District Court for the District of Delaware. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH OF THE HOLDER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(n)
ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(o)
CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

a.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

b.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed.

c.
“Change of Control Transaction” means the occurrence of (i) an acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Company entitling that person to fifty percent (50%) or more of the total voting power of all capital stock of the Company; (ii) the consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties, business or assets, other than (in the case of this clause (ii) only) (1) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding capital stock of the Company, and (y) pursuant to which holders of the Company’s capital stock immediately prior to such transaction have the right to exercise, directly or indirectly, fifty percent (50%) or more of the total voting power of all ownership interests or capital stock of the continuing or surviving Person immediately after such transaction, or (2) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding capital stock into ownership interests or capital stock of the surviving entity; or (iii) a replacement at one time or within a one year period of more than one-half of the members of the Company’s Board of Directors which is not approved by a majority of those individuals who are members of the Company’s Board of Directors on the Issuance Date (or by those individuals who are serving as members of the Company’s Board of Directors on any date whose nomination to the Company’s Board of Directors was approved by a majority of the members of the Company’s Board of Directors who are members on the Issuance Date).

d.
“Common Stock” means the Company’s common stock, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

e.
“Contract” means any contract, obligation, understanding, undertaking, arrangement, commitment, lease, license, purchase order, bid, promise or other agreement, in each case, whether written or oral.

f.
“Exercise Price” means six and 174/1000 dollars ($6.174) per Warrant Share, as it may be adjusted under the terms of this Warrant.

g.
“Expiration Date” means the ten (10)-year anniversary of the Issuance Date.

h.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

i.
“Market Price” means the highest traded price of the Common Stock during the ten Trading Days prior to the date of the respective Exercise Notice.

j.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity.

k.
“Principal Market” means the primary national securities exchange or marketplace (including the over-the-counter markets) on which the Common Stock is then traded.

l.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

m.
“Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

SURF AIR MOBILITY INC.

By: /s/Deanna White

Name: Deanna White

Title: Chief Executive Officer

Exhibit 10.1

Exhibit B

Prior Equity Grants

[Intentionally Omitted]